UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2013

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

At the annual meeting of the Trust’s shareholders of Ramco-Gershenson Properties Trust on June 4, 2013, shareholders: (1) elected the nine trustee nominees to serve until the annual meeting of shareholders in 2014; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013; and (3) approved, on an advisory basis, the compensation of our named executive officers. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Stephen R. Blank	49,062,365	2,740,224	2,400,522
Dennis Gershenson	49,254,141	2,548,448	2,400,522
Arthur Goldberg	49,112,665	2,689,924	2,400,522
Robert A. Meister	49,038,873	2,763,716	2,400,522
David J. Nettina	50,783,919	1,018,670	2,400,522
Matthew L. Ostrower	50,695,430	1,107,159	2,400,522
Joel M. Pashcow	49,027,731	2,774,858	2,400,522
Mark K. Rosenfeld	49,127,253	2,675,336	2,400,522
Michael A. Ward	50,663,657	1,138,932	2,400,522

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions

53,388,913	101,708	712,490

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes

50,386,620	1,356,935	59,034	2,400,522

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	June 5, 2013	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

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